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Sysco Stockholder Update| Fall 2019

Forward Looking StatementS Statements made in this presentation that look forward in time or that express management’s beliefs, expectations or hopes are forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward looking statements reflect the views of management at the time such statements are made and are subject to a number of risks, uncertainties, estimates, and assumptions that may cause actual results to differ materially from current expectations. These statements include: our expectations regarding our ability to deliver disciplined, profitable growth to enable the achievement of our long term objectives; our expectations regarding the continued growth of foodservice sales internationally and related factors; our expectations regarding initiatives that will drive cost improvement and enhance customer service over the next several quarters; our ability to deliver against our strategic priorities, which we believe will serve as a roadmap for additional growth and long term value creation; statements regarding economic trend s in the United States and abroad; statements regarding the execution of our long term plans, including investments in transformation and integration in our International business; and our expectations with respect to achieving our three year financial targets through fiscal 2020 and our corporate social responsibility (“CSR”) goals through fiscal 2025. The success of our plans and expectations regarding our operating performance, including expectations regarding our three-year financial objectives, are subject to the general risks associated with our business, including the risks of interruption of supplies due to lack of long-term contracts, severe weather, crop conditions, work stoppages, intense competition, technology disruptions, dependence on large, long-term regional and national customers, inflation risks, the impact of fuel prices, adverse publicity, labor issues, political or financial instability, trade restrictions, tariffs, currency exchange rates, transport capacity and costs and other factors relating to foreign trade, any or all of which could delay our receipt of product or increase our input costs. Risks and uncertainties also include risks impacting the economy generally, including the risks that the current general economic conditions will deteriorate, or consumer confidence in the economy or consumer spending, particularly on food-away-from-home, may decline. Market conditions may not improve. Competition and the impact of GPOs may reduce our margins and make it difficult for us to maintain our market share, growth rate and profitability. We may not be able to fully compensate for increases in fuel costs, and fuel hedging arrangements intended to contain fuel costs could result in above market fuel costs. Our ability to meet our long-term strategic objectives depends on our ability to grow gross profit, leverage our supply chain costs and reduce administrative costs. This will depend largely on the success of our various business initiatives, including efforts related to revenue management, expense management, our digital e-commerce strategy and any efforts related to restructuring or the reduction of administrative costs. There are various risks related to these efforts, including the risk that if sales from our locally managed customers do not grow at the same rate as sales from regional and national customers, or if we are unable to continue to accelerate local case growth, our gross margins may decline; the risk that we are unlikely to be able to predict inflation over the long term, and lower inflation is likely to produce lower gross profit; the risk that our efforts to modify truck routing, including our small truck initiative, in order to reduce outbound transportation costs may not be effective; the risk that our efforts to mitigate increases in warehouse costs may be unsuccessful; the risk that we may not be able to accelerate and/or identify additional administrative cost savings in order to compensate for any gross profit or supply chain cost leverage challenges; the risk that these efforts may not provide the expected benefits in our anticipated time frame, if at all, and may prove costlier than expected; the risk that the actual costs of any initiatives may be greater or less than currently expected; and the risk of adverse effects to our business, results of operations and liquidity if past and future undertakings, and the associated changes to our business, do not prove to be cost effective or do not result in the cost savings and other benefits at the levels that we anticipate. Our plans related to and the timing of any initiatives are subject to change at any time based on management’s subjective evaluation of our overall business needs. If we are unable to realize the anticipated benefits from our efforts, we could become cost disadvantaged in the marketplace, and our competitiveness and our profitability could decrease. Adverse publicity about us or lack of confidence in our products could negatively impact our reputation and reduce earnings. Capital expenditures may vary based on changes in business plans and other factors, including risks related to the implementation of various initiatives, the timing and successful completion of acquisitions, construction schedules and the possibility that other cash requirements could result in delays or cancellations of capital spending. Periods of significant or prolonged inflation or deflation, either overall or in certain product categories, can have a negative impact on us and our customers, as high food costs can reduce consumer spending in the food-away-from-home market, and may negatively impact our sales, gross profit, operating income and earnings, and periods of deflation can be difficult to manage effectively. Fluctuations in inflation and deflation, as well as fluctuations in the value of foreign currencies, are beyond our control and subject to broader market forces. Expanding into international markets presents unique challenges and risks, including compliance with local laws, regulations and customs and the impact of local political and economic conditions, including the impact of Brexit and the “yellow vest” protests in France against a fuel tax increase and the French government, and such expansion efforts may not be successful. Any business that we acquire may not perform as expected, and we may not realize the anticipated benefits of our acquisitions. Expectations regarding the financial statement impact of any acquisitions may change based on management’s subjective evaluation. A divestiture of one or more of our businesses may not provide the anticipated effects on our operations. Meeting our dividend target objectives depends on our level of earnings, available cash and the success of our various strategic initiatives. Changes in applicable tax laws or regulations and the resolution of tax disputes could negatively affect our financial results. We rely on technology in our business and any cybersecurity incident, other technology disruption or delay in implementing new technology could negatively affect our business and our relationships with customers. For a discussion of additional factors impacting Sysco’s business, see our Annual Report on Form 10-K for the year ended June 29, 2019, as filed with the SEC, and our subsequent filings with the SEC. We do not undertake to update our forward-looking statements, except as required by applicable law.

Global leader in foodservice distribution Core market, driving 68.7% of sales U.S. broadline delivers a comprehensive offering to a wide base of customers; specialty companies further enhance our portfolio of products U.S. Foodservice Operations (68.7% of sales) Customized distribution services, primarily for large national chain restaurants SYGMA (10.4% of sales) Adjacencies including lodging amenities and supplies services and technology solutions suite Other (1.8% of sales) Leverages U.S. expertise to effectively service international customers and provide a platform for further expansion Bolstered by 2016 acquisition of Brakes Group in Europe International Foodservice Operations (19.1% of sales) Sysco At a Glance Strategic Portfolio of Businesses Customer Locations: More than 650,000 Operations: More than 320 distribution facilities in 13 countries Fleet: Consists of over 13,000 vehicles People: 69,000+ associates across the globe

Cases 2.5% - 3.0% Local:+3.0%-3.3% Sales 3.5% - 4.0% Gross Profit 3.5% - 4.0% Operating Income ~8% $600M1 EPS ~15% Our three-year strategic plan (2018-2020) delivers targeted financial results 1 See Non-GAAP reconciliations at the end of this presentation. FY 2018-20201 Three-Year Plan Growth Targets Our four strategic priorities are designed to accelerate growth and position us well for the future $1.8 Billion returned to stockholders through dividends and share buybacks in FY19 Focusing on our FY18 – FY20 priorities is enabling us to deliver solid operating performance and advance our goal of becoming our customers’ most valued and trusted business partner

Sales $60.1B Gross Profit $11.4B GAAP Non-GAAP1 Operating Income $2.3B $2.7B EPS $3.20 $3.55 Operating Performance Driving sustained, profitable growth 1 See Non-GAAP reconciliations at the end of the presentation. 2 Three-year TSR as of 16-Oct-19. Operating Success Clearly Demonstrated in Improved Year-Over-Year Results Further Driving Strong Long-Term Stockholder Return2 Total Sysco FY 2019 2.4% 2.9% 7.9% 13.1% SYY 75% S&P 500 49% 0.7% 18.5%

disciplined approach to capital allocation and A balanced Portfolio Drive long-term, sustainable growth Board oversight of Sysco’s strategy ensures sustainable growth and maximization of stockholder value over the long-term 1 Invest in the business $1.3B net capital expenditures 2 Grow the dividend 17.7% increase in dividends per share 3 Strategic M&A Judicious acquisitions and divestments further optimize the portfolio 4 Pay down debt/opportunistic share repurchases $1.5B net share repurchases 0.3x decrease in Net Debt/EBITDA We are committed to maintaining a balanced portfolio Opportunistically seek acquisition targets to enhance operations in existing markets and thoughtfully expand into new markets Strong balance sheet and investment-grade credit rating provide substantial flexibility to pursue transactions where appropriate Recent acquisitions include: Recent divestments include: Capital Allocation Priorities Strategic M&A is a Key Lever of Our Growth Strategy Steady execution since FY18 plan inception

Ed Shirley – Independent Lead Director Former President & CEO of Bacardi Limited and former Vice Chairman of Global Beauty and Grooming, a business unit of Procter & Gamble, providing valuable consumer staples, executive management, and global operations insights Significant experience with leadership, strategy development, marketing/brand development and business operations at various major public consumer goods companies positions Mr. Shirley well to provide rigorous independent oversight Tom Bené – CEO & Chairman of the Board Appointed CEO and elected as Chairman in 2018, and leverages his Sysco knowledge, having joined in 2013, with his industry expertise, having served in a variety of positions of increasing responsibility at PepsiCo, including as President of PepsiCo Foodservice Combined Chair/CEO role positions Mr. Bené with both the insight necessary to drive our strategy and the ability to work effectively with the Board in developing Sysco’s strategic priorities, in addition to effectively leading day-to-day operations IDEAL BOARD LEADERSHIP Structure TO DRIVE STRATEGY The combination of Mr. Bené and Mr. Shirley—both in significant leadership positions of our Board—provides the most effective leadership structure to drive our strategy Facilitates fast, efficient and direct flow of information Provides the Board with immediate, in-depth insight into day-to-day operations Ensures independent oversight

Strong independent Lead Director Role The Lead Director is appointed by our independent directors and is assigned clearly delineated duties and responsibilities, positioning the Board to better serve the long-term interests of stockholders Serves as primary liaison between the independent directors and the CEO/Chair Available for consultation with the independent directors Provides guidance and coaching to the CEO/Chair Reviews with the CEO/Chair, and approves, meeting agendas and schedules Oversees and approves information and materials sent to the Board Presides at all meetings of the Board at which CEO/Chair is not present Establishes agenda for, calls and presides at all executive sessions of the non-employee directors and the independent directors Available for consultation and director communication upon request by major stockholders, the CEO/Chair or a majority of the Company’s independent directors Reviews with the CEO/Chair the nature and content of director communications in response to inquiries from outside parties In consultation with the CEO/Chair, reviews written communications between directors and officers or employees of the Company Robust Independent Lead Director Responsibilities Following careful deliberation, the Board determined the key synergies and efficiencies provided by the partnership of a strong Lead Director with a combined Chairman and CEO will enhance the Board’s oversight of business strategy, and is presently the most appropriate arrangement for the Company

Regular board evaluations strengthen board effectiveness Independent Board oversight is a high priority for Sysco, and our governance provisions and annual Board evaluation process are key to ensuring our Board is best serving our shareholders In addition to our strong Lead Director role, the Board has implemented several practices that promote strong oversight: Annual election of directors by a majority of votes cast in uncontested elections All key Board committees consist entirely of independent directors An active Board refreshment program which has resulted in the addition of five new independent directors since 2016 Annual Board and committee evaluations, as well as 360-degree evaluations of individual directors Expansive stockholder rights, including proxy access, the right to call special meetings and the right to act by written consent Annual Board Self-Evaluation: As part of the evaluation process, each director completes a Board self-evaluation questionnaire developed by the Corporate Governance and Nominating Committee Our legal counsel compiles and reviews the questionnaire, providing a summary of responses to the Chairman of the Board, the Independent Lead Director and the Chairman of the Corporate Governance and Nominating Committee The Corporate Governance and Nominating Committee discusses the results and reports to the full Board for discussion Each Board committee conducts a similar self-evaluation focused on each committee’s key responsibilities 2018 Board and Committee Evaluations Resulted in: Expedited recruitment of director candidates to enhance the Board’s gender diversity, nominating Ms. Lundquist for election to the Board Improved efficiency of Board and committee meetings, reducing the total duration of regularly scheduled meetings through, among other things, scheduling concurrent committee meetings Efforts to refine the Board and committee materials to emphasize the most significant strategic issues, allowing for more robust discussion among the directors and with management

ENGAGED, DIVERSE AND REFRESHED BOARD OVERSEES SYSCO STRATEGY AND GOVERNANCE

Deep, Relevant Expertise



Tom Bené
Chairman & CEO of Sysco



Daniel Brutto
Independent
Former President of UPS International and Senior Vice President of UPS



John Cassaday
Independent
Former President & CEO of Corus Entertainment



Joshua Frank
Independent
Partner at Trian Fund Management



Larry Glasscock
Independent
Former Chairman & CEO of Anthem



Bradley Halverson
Independent
Former Group President, Financial Products & Corp. Svcs & CFO of Caterpillar



John Hinshaw
Independent
Former EVP, Technology & Operations of HP & HP Enterprises



Hans-Joachim Koerber
Independent
Former Chairman & CEO of METRO Group



Stephanie Lundquist
Independent
EVP and President of Food and Beverage at Target



Nancy Newcomb
Independent
Former Senior Corporate Officer, Risk Management of Citigroup



Nelson Peltz
Independent
CEO and Founding Partner at Trian Fund Management



Ed Shirley
Independent Lead Director
Former President & CEO of Bacardi Limited



Sheila Talton
Independent
President & CEO of Gray Matter Analytics

Indicates new independent director since 2016

Indicates newly nominated independent director

Indicates independent director

Board Refreshment

- **Adopted a Board refreshment plan in 2016**, under which we:
  - Established a 15-year limit on director tenure to facilitate the refreshment plan
  - Elected five new independent directors – Ms. Talton and Messrs. Brutto, Hinshaw, Halverson and Shirley
  - Have nominated a sixth new independent candidate, Ms. Lundquist
- In accordance with the director tenure policy, **two non-employee directors retired at the 2018 Annual Meeting**
- **Average tenure of 5.9 years**

Robust Nominee Evaluation Process

Each director nominee should demonstrate:

- Integrity and Accountability
- Intelligence, Wisdom and Judgement
- Financial Literacy
- Teamwork
- Diversity
- High Performance Standards
- Ability to Represent Stockholder Interests
- Commitment
- Lack of Conflicts
- Recognition of Company Policies

10

Sysco

2019 EXECUTIVE COMPENSATION OVERVIEW

Our executive compensation program seeks to align pay with performance and the interests of stockholders

Component	Detail	FY19 Rationale
Base Salary	• Generally targeted at or below peer group median	• Remain attractive and competitive in market
MIP Annual Incentive Award[1]	• 50% weighting for operating income performance • 25% weighting for the gross profit dollar growth and North American Broadline (NABL) total cases growth • 25% weighting for pre-specified and disclosed individualized strategic bonus objectives (SBOs)	• Operating income metric ensures tight alignment with annual operating plan and three-year strategic plan • Gross profit dollar growth metric ties to top-line performance • NABL cases growth metric is a key volume performance measure that is not subject to external market variations
Stock Options	• Vests ratably over three-year period starting one year from grant date	• Further tie compensation to performance, specifically total stockholder return
Performance Share Units (PSUs)	• 67% weighting for EPS compound annual growth rate during the three-year performance period • 33% weighting for average annual ROIC over the three-year performance period • Cliff vesting at the conclusion of the performance period if threshold performance levels are achieved	• Further enhances the linkage between Sysco performance and individual compensation • PSUs represent ~58% of NEOs' long-term incentive opportunity • Restricted stock units (RSUs) and cash performance units (CPUs) are no longer included as part of annual LTI grants



89.0%
Performance Linked
CEO
11.0%
16.5%
30.1%
42.3%
LTI: 72.4%



80.6%
Performance Linked
Other NEOs
19.4%
20.5%
25.0%
35.1%
LTI: 60.1%

[1] For all NEOs other than Mr. Bertrand, whose MIP is 25% Sysco operating income, 35% US foodservice operations operating income, 15% US foodservice gross profit dollar growth, and 25% SBOs

11

2025 CSR Goals are aligned with Sysco's CORE PRIORITIES The Board’s Corporate Social Responsibility Committee conducted a robust materiality assessment to ensure we unlock the power of our associates, increase operational sustainability and meet consumers’ expectations regarding food source and quality People Fostering opportunity for customers, associates, and suppliers Planet Making agriculture more sustainable and our operations more resource efficient Products Strengthening our commitment to animal welfare, human rights and responsible sourcing Double associate participation in health and well-being programs 200 million meals served in our communities 62% U.S. Associate Ethnic and Gender Diversity 25% increase in spend with women and minority suppliers More responsibly sourced commodities 100% compliance to animal welfare Protect Human Rights in our Global Supply Chain 15% carbon footprint reduction in fleet and facilities 20% renewable energy 90% waste diverted from landfills Expand sustainable agriculture to fresh crops The Board’s Compensation and Leadership Development Committee reviews the company’s human capital policies and strategies. We strive to improve the lives of our associates and of the people in the communities we serve

Prioritizing sound corporate governance Over the past four years, we have expanded our engagement efforts, gaining valuable feedback on our corporate governance, executive compensation and sustainability practices In FY19, the Chair of our Corporate Governance and Nominating Committee, and our Independent Lead Director participated in engagements with a number of our top stockholders, representing 25% of shares outstanding Investor input directly impacted Board decisions regarding proxy access and special meeting rights Strong independent Lead Director role Annually elected Board Majority vote standard for director elections No dual-class stock Regular director evaluations Stockholder right to act by written consent No excise tax gross-ups upon a change-in-control Robust stockholder outreach program Proxy access rights (adopted August 2016) Stockholder right to call special meetings (adopted November 2015) Stock ownership guidelines (7x base salary for CEO) Clawback policy Robust anti-hedging policy No repricing of stock options Sysco utilizes robust governance practices to drive accountability & strong Board oversight

Non-gaap reconciliations

Impact of certain items Sysco Corporation and its Consolidated Subsidiaries Non-GAAP Reconciliation (Unaudited) Impact of Certain Items Our discussion below and elsewhere herein of our results includes certain non-GAAP financial measures that we believe provide important perspective with respect to underlying business trends.  Other than free cash flow, any non-GAAP financial measures will be denoted as adjusted measures and exclude the impact from restructuring and transformational project costs consisting of: (1) expenses associated with our various transformation initiatives; (2) severance and facility closure charges; and (3) restructuring charges. Our results of operations for fiscal 2019 and 2018 were also impacted by the following acquisition-related items: (1) intangible amortization expense and (2) integration costs. Fiscal 2019 results of operations were impacted by a gain on the sale of Iowa Premium. In addition, fiscal 2018 results of operations were impacted by multiemployer pension plan (MEPP) withdrawal charges and debt extinguishment charges. Sysco’s results of operations for fiscal 2019 and 2018 were also impacted by reform measures from the Tax Act enacted on December 22, 2017. The impact for fiscal 2019 and 2018 includes a transition tax on certain unrepatriated earnings of foreign subsidiaries, and the impact for fiscal 2019 also includes the recognition of a foreign tax credit. The impact for fiscal 2018 includes: (1) a net benefit from remeasuring Sysco’s accrued income taxes, deferred tax liabilities and deferred tax assets due to the changes in tax rates; and (2) a benefit from contributions made to fund the U.S. Retirement Plan (Pension Plan). The fiscal 2019 and 2018 items described above and excluded from our non-GAAP measures are collectively referred to as "Certain Items." All acquisition-related costs in fiscal 2019 and 2018 that have been designated as Certain Items relate to the fiscal 2017 acquisition of Cucina Lux Investments Limited (the Brakes Acquisition). In addition, with respect to the adjusted return on invested capital targets, our invested capital is adjusted for the accumulation of debt incurred for the Brakes Acquisition that would not have been borrowed absent this acquisition. Management believes that adjusting its operating expenses, operating income, interest expense, other income, net earnings and diluted earnings per share to remove these Certain Items provides an important perspective with respect to our underlying business trends and results and provides meaningful supplemental information to both management and investors that (1) is indicative of the performance of the company's underlying operations, facilitates comparisons on a year-over-year basis and (2) removes those items that are difficult to predict and are often unanticipated and that, as a result, are difficult to include in analysts' financial models and our investors' expectations with any degree of specificity. Although Sysco has a history of growth through acquisitions, the Brakes Group was significantly larger than the companies historically acquired by Sysco, with a proportionately greater impact on Sysco’s consolidated financial statements. Accordingly, Sysco is excluding from its non-GAAP financial measures for the relevant period solely those acquisition costs specific to the Brakes Acquisition. We believe this approach significantly enhances the comparability of Sysco’s results for fiscal 2019 and fiscal 2018. The company uses these non-GAAP measures when evaluating its financial results, as well as for internal planning and forecasting purposes.  These financial measures should not be used as a substitute for GAAP measures in assessing the company’s results of operations for periods presented.  An analysis of any non-GAAP financial measure should be used in conjunction with results presented in accordance with GAAP.  As a result, in the table below, each period presented is adjusted for the impact described above.  In the table below, individual components of diluted earnings per share may not add to the total presented due to rounding.  Adjusted diluted earnings per share is calculated using adjusted net earnings divided by diluted shares outstanding.

OPERATING INCOME TARGET We expect to achieve our gross profit, operating income and earnings per share targets under our 3-year strategic plan by fiscal 2020. We cannot predict with certainty when we will achieve these results or whether the calculation of our gross profit, operating income and/or earnings per share will be on an adjusted basis in future periods to exclude the effect of certain items. Due to these uncertainties, we cannot provide a quantitative reconciliation of these potentially non-GAAP measures to the most directly comparable GAAP measure without unreasonable effort. However, we expect to calculate these adjusted results, if applicable, in the same manner as the reconciliations provided for the historical periods that are presented herein.

Impact of certain items, FY19

Impact of certain items, FY19 (continued)